Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	State or Country of Incorporation or Organization
Forus Colombia S.A.S.	Colombia
Hush Puppies Retail, LLC	Michigan
d/b/a Hush Puppies
Hush Puppies / Merrell
Hush Puppies / Merrell / Sebago
Hush Puppies / Merrell / Wolverine
Hush Puppies / Sebago / Merrell
Merrell
Rockford Footwear Depot
Track ‘N Trail
Wolverine Company Store
Keds, LLC	Massachusetts
Krause Global B.V.	The Netherlands
Krause Leathers (Thailand) Limited	Thailand
Lifestyle and Heritage Brands of Mexico, S. de R.L. de C.V.	Mexico
Lifestyle and Heritage Servicios S. de R.L. de C.V.	Mexico
LifeStyle Brands (BVI) Limited	British Virgin Islands
LifeStyle Brands (HK) Limited	Hong Kong
LifeStyle Brands (Shanghai) Limited	People’s Republic of China
LifeStyle Brands of Colombia S.A.S.	Colombia
Rockford Global C.V.	The Netherlands
Saucony IP Holdings LLC	Delaware
Saucony UK, Inc.	Massachusetts
Saucony, Inc.	Massachusetts
Sebago International Limited	Cayman Islands
Sebago USA, LLC	Delaware
Spartan Shoe Company Limited	Cayman Islands
Sperry Top-Sider, LLC	Massachusetts
d/b/a Sperry Top-Sider
Sperry Top-Sider / Saucony
SR Holdings, LLC	Delaware
SR/Ecom, LLC	Massachusetts
SRL, LLC	Delaware
Stride Rite Children’s Group, LLC	Massachusetts
d/b/a Stride Rite
Stride Rite Keds Sperry Outlet Store
Stride Rite Outlet
Stride Rite Bootery
Stride Rite Family Footwear
Stride Rite / Saucony / Keds / Sperry Top-Sider
Stride Rite / Keds / Sperry
Stride Rite / Keds / Sperry Top-Sider

Name	State or Country of Incorporation or Organization
Stride Rite de Mexico, S.A. de C.V.	Mexico
Stride Rite International Corp.	Massachusetts
Stride Rite International Services Brazil Ltda	Brazil
Stride Rite UK Limited	England & Wales
Tata International Wolverine Brands Limited	India
The Stride Rite Corporation	Massachusetts
Wolverine Consulting Services (Zhuhai) Company Limited	People’s Republic of China
Wolverine de Argentina S.r.l.	Argentina
Wolverine de Costa Rica, S.A.	Costa Rica
Wolverine de Mexico, S.A. de C.V.	Mexico
Wolverine Distribution, Inc.	Delaware
Wolverine Europe B.V.	The Netherlands
Wolverine Europe Limited	England & Wales
Wolverine Europe Retail B.V.	The Netherlands
Wolverine Europe Retail Limited	England & Wales
Wolverine International S.à.r.l.	Luxembourg
Wolverine Outdoors, Inc.	Michigan
Wolverine Procurement, Inc.	Michigan
Wolverine Product Management, LLC	Michigan
Wolverine Slipper Group, Inc.	Michigan
d/b/a Wolverine Slipper Group
Wolverine Sourcing, Inc.	Michigan
Wolverine Sourcing, Ltd.	Cayman Islands
Wolverine Trading (HK) Limited	Hong Kong
Wolverine Trading (Zhuhai) Company Limited	People’s Republic of China
Wolverine Vietnam LLC	Vietnam
Wolverine World Wide Canada ULC	Alberta
Wolverine World Wide Europe Limited	England & Wales
Wolverine World Wide HK Limited	Hong Kong
Wolverine Worldwide Brands Private Limited	India
Wolverine Worldwide Leathers HK Limited	Hong Kong
Wolverine Worldwide Leathers, Inc.	Delaware

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